Exhibit 21

Subsidiary	Jurisdiction

Action International Marketing Services Limited	England
AR-MED Limited	England
Benefit Canada Medico-Economic Studies, Inc.	Canada
Benefit Holding, Inc.	North Carolina
Benefit Research Italia S.r.l	Italy
Benefit Transnational Holding Corp.	North Carolina
Bioglan Pharmaceuticals Company	North Carolina
BRI International Holdings N.V	Belgium
BRI International Limited	England
BRI International SARL	France
Clin Data International (PTY) Limited	South Africa
G.D.R.U. Limited	England
Health Science Academy (Pty) Ltd	South Africa
Histological Services Limited	England
Innovex (Australia) Holdings Pty Ltd.	Australia
Innovex (India) Private Limited	India
Innovex (UK) Limited	England
Innovex, Inc.	Delaware
Innovex Belgium NV	Belgium
Innovex Brasil Limitada	Brazil
Innovex GmbH	Germany
Innovex Holdings Limited	England
Innovex Limited	England
Innovex Merger Corp.	North Carolina
Innovex Nevada Limited Partnership	Nevada
Innovex Overseas Holdings, Ltd./Limited	England
Innovex SA	France
Innovex S.r.l	Italy
Innovex South Africa Pty Limited [f/k/a PPMS]	South Africa
Innovex Staff Services. S.r.l	Italy
Innovex Support Services Limited Partnership	North Carolina
Innovex Turkey S.A.	Turkey
Laboratorie Novex Pharma Sarl	France
McPharma (Pty) Limited	South Africa
MedCom, Inc.	New Jersey
Medical Action Communications Limited	England
Medical Informatics KK	Japan
Medical Technology Consultants Limited	England
Medicines Control Consultants	South Africa
MedLab (Pty) Limited	South Africa
Minerva Ireland Limited	Ireland
Minerva Medical Limited	United Kingdom
Nexan PLC	England
Novex Pharma Ltd.	England
Penderwood Limited	England
PharmaBio Development, Inc.	North Carolina
Pharma Informatics, Inc.	Delaware
Pharma Services Holdings, Inc.	Delaware
Pharma Services Intermediate Holdings, Inc.	Delaware
Phytotherapy Pty. Ltd.	South Africa
PMSI Limited	England
QED Communications, Inc.	New York
QFinance, Inc.	Delaware

Subsidiary	Jurisdiction

Quintiles (Israel) Ltd.	Israel
Quintiles (UK) Limited	England
Quintiles AB	Sweden
Quintiles AG	Switzerland
Quintiles BV	Holland
Quintiles Argentina S.A.	Argentina
Quintiles Asia, Inc.	North Carolina
Quintiles Australia Pty. Limited	Australia
Quintiles Austrian Holdings, LLC	North Carolina
Quintiles Benefit France SNC	France
Quintiles Bermuda Ltd.	Bermuda
Quintiles Brasil Ltda.	Brazil
Quintiles Canada, Inc.	Canada
Quintiles Cardiac Alert Limited	England
Quintiles Clindepharm (Pty.) Limited	South Africa
Quintiles Clinical Supplies Americas, Inc.	New Jersey
Quintiles Data Processing Centre (India) Private Limited	India
Quintiles East Asia Pte. Limited	Singapore
Quintiles Estonia OU	Estonia
Quintiles European Holdings Limited	England
Quintiles Federated Services, Inc.	North Carolina
Quintiles Finance Limited BV	The Netherlands
Quintiles Finance Uruguay SRL	Uruguay
Quintiles GesmbH Ltd.	Austria
Quintiles GmbH	Germany
Quintiles Holdings Limited	England
Quintiles Holdings SNC	France
Quintiles Hong Kong Limited	Hong Kong
Quintiles Hungary Kft	Hungary
Quintiles, Inc.	North Carolina
Quintiles Ireland (Finance) Limited	Ireland
Quintiles Ireland Limited	Ireland
Quintiles Laboratories Limited	North Carolina
Quintiles Latin America, Inc.	North Carolina
Quintiles Limited	England
Quintiles Malaysia Sdn. Bnd	Malaysia
Quintiles Mauritius Holdings, Inc.	Mauritius
Quintiles Medical Development (Shanghai) Company Limited	China
Quintiles Mexico, S. de R.L. de C.V.	Mexico
Quintiles NV/SA	Belgium
Quintiles Oy	Finland
Quintiles Pacific, Inc.	North Carolina
Quintiles Phase One Services, Inc.	Kansas
Quintiles Philippines, Inc.	Philippines
Quintiles Poland Sp. Zoo	Poland
Quintiles s.l	Spain
Quintiles, S.r.l	Italy
Quintiles Services AB	Sweden
Quintiles South Africa (Pty.) Limited	South Africa
Quintiles Spectral (India) Limited	India
Quintiles Taiwan Limited	Taiwan
Quintiles Technologies, Inc.	North Carolina
Quintiles Thailand Ltd.	Thailand
Quintiles Transnational Corp.	North Carolina

Subsidiary	Jurisdiction

Quintiles Transnational Japan KK	Japan
Quintiles Transnational Korea Co. Ltd.	Korea
Quintiles Transfer, L.L.C	North Carolina
Quintiles Trustees Ltd.	England
Quintiles Uruguay S.A.	Uruguay
Servicios Clinicos, S.A. de C.V.	Mexico
Spectral Laboratories Limited	India
Strategic Medical Communications Limited	England
The Clinical Research Foundation (UK) Ltd.	England
The Lewin Group, Inc.	North Carolina
The Royce Consultancy Limited	Scotland
Transforce, S.A. de C.V.	Mexico
Verispan, LLC	Delaware

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